UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

Virginia Commerce Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia  22207
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  703.534.0700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          Virginia Commerce Bancorp, Inc. (the “Company”), parent company of Virginia Commerce Bank (the “Bank”), previously disclosed that Mark S. Merrill had accepted an offer to join the Company as Chief Financial Officer and the Bank as Executive Vice President and Chief Financial Officer.  On February 21, 2012, Mr. Merrill commenced employment with the Company and the Bank in these positions.  The Company and the Bank expect to enter into a written employment agreement with Mr. Merrill in the near future and will disclose the terms of any such employment agreement when it has been executed.

          Effective February 21, 2012, Wilmer L. Tinley, Jr., who previously served as Interim Chief Financial Officer of the Company and the Bank since March 2011, began serving as Temporary Finance Support Officer for the Company and the Bank, an advisory role during the transition period following the commencement of Mr. Merrill’s employment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

		By:	/s/ Peter A. Converse
Peter A. Converse, President and Chief Executive Officer

Dated:	February 27, 2012

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